Exhibit 99.1
Tilly's, Inc. Reports Fiscal 2024 First Quarter Operating Results
GAAP Net Loss Per Share of $(0.65); Non-GAAP Net Loss Per Share of $(0.48)
Non-GAAP Net Loss Per Share in Middle of Outlook Range

Irvine, CA – June 6, 2024 – Tilly’s, Inc. (NYSE: TLYS, the "Company") today announced financial results for the first quarter of fiscal 2024 ended May 4, 2024.
"Our business continues to face many headwinds from the macro environment, but we believe we are making progress on improving our product margins and driving greater customer engagement through our marketing efforts," commented Hezy Shaked, Co-Founder and Interim President and Chief Executive Officer. "While we expect it to remain difficult to improve our sales results in the near term, we believe the efforts we are making now will produce benefits in the future when the current environment improves."
Operating Results Overview
Fiscal 2024 First Quarter Operating Results Overview
The following comparisons refer to the Company's operating results for the first quarter of fiscal 2024 ended May 4, 2024 versus the first quarter of fiscal 2023 ended April 29, 2023.
•Total net sales were $115.9 million, a decrease of $7.8 million or 6.3%, compared to $123.6 million last year. Total comparable net sales, including both physical stores and e-commerce ("e-com"), decreased by 9.4% relative to the 13-week period ended May 6, 2023.
◦Net sales from physical stores were $92.8 million, a decrease of $5.0 million or 5.1%, compared to $97.8 million last year, with a comparable store net sales decrease of 8.6%. Net sales from physical stores represented 80.1% of total net sales this year compared to 79.1% of total net sales last year. The Company ended the first quarter with 246 total stores compared to 248 total stores at the end of the first quarter last year.
◦Net sales from e-com were $23.0 million, a decrease of $2.8 million or 10.8%, compared to $25.8 million last year. E-com net sales represented 19.9% of total net sales this year compared to 20.9% of total net sales last year.
•Gross profit, including buying, distribution, and occupancy costs, was $24.3 million, or 21.0% of net sales, compared to $25.9 million, or 21.0% of net sales, last year. Product margins improved by 130 basis points primarily due to the combination of a lower markdown rate and improved initial markups. Buying, distribution, and occupancy costs deleveraged by 130 basis points collectively, despite being $0.8 million lower than last year, primarily due to carrying these costs against lower net sales this year.
•Selling, general and administrative ("SG&A") expenses were $45.1 million, or 38.9% of net sales, compared to $43.2 million, or 34.9% of net sales, last year. The $1.9 million increase in SG&A was primarily attributable to an increase in non-cash store asset impairment charges of $1.5 million and an increase in store payroll and related benefits of $1.0 million due primarily to average wage rate increases. These increases were partially offset by a variety of smaller expense decreases.
•Operating loss was $20.8 million, or 17.9% of net sales, compared to $17.3 million, or 14.0% of net sales, last year, due to the combined impact of the factors noted above.
•Income tax benefit was $13,000 or 0.1% of pre-tax loss, compared to $4.2 million, or 26.1% of pre-tax loss, last year. The decrease in this quarter's effective income tax rate was primarily attributable to the continuing impact of a full, non-cash deferred tax asset valuation allowance (the "valuation allowance"). On a non-GAAP basis, excluding the valuation allowance, income tax benefit was $5.2 million, or 26.4% of pre-tax loss.

•Net loss was $19.6 million, or $0.65 net loss per share, compared to $12.0 million, or $0.40 net loss per share, last year. On a non-GAAP basis, excluding the valuation allowance, this year's net loss was $14.5 million, or $0.48 net loss per share. Weighted average shares were 30.0 million this year compared to 29.8 million shares last year.
Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles ("GAAP"), the Company is providing certain non-GAAP financial measures including "non-GAAP income tax benefit," "non-GAAP net loss," and "non-GAAP net loss per share." These amounts are not in accordance with, and should not be construed as an alternative to, the most directly comparable corresponding GAAP measure. The Company’s management believes that these measures help provide investors with insight into the underlying comparable financial results, excluding items that may not be indicative of, or are unrelated to, the Company’s core day-to-day operating results.
For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable corresponding financial measures prepared in accordance with GAAP, please see the accompanying table titled “Supplemental Financial Information; Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures” contained in this press release.
Balance Sheet and Liquidity
As of May 4, 2024, the Company had $68.0 million of cash, cash equivalents and marketable securities and no debt outstanding compared to $93.4 million and no debt outstanding as of April 29, 2023. Total inventories increased 1.8% as of May 4, 2024 compared to April 29, 2023. Total year-to-date capital expenditures at the end of the first quarter were $2.1 million this year compared to $4.3 million last year.
Fiscal 2024 Second Quarter Outlook
Total comparable net sales for fiscal May ended June 1, 2024, decreased by (8.4)% relative to the comparable four-week period last year. Based on current quarter-to-date comparable net sales results and current and historical trends, the Company currently estimates the following for the second quarter of fiscal 2024:
•Net sales to be in the range of approximately $160 million to $165 million, translating to an estimated comparable net sales decrease in the range of approximately (10)% to (7)%, respectively, relative to the comparable 13-week period last year;
•SG&A expenses to be in the range of $48 million to $49 million in the absence of any non-cash store asset impairment charges;
•Effective income tax rate of near-zero due to the continuing impact of the valuation allowance;
•After-tax results to be in the range of a net loss of approximately $(3.9) million to $(0.9) million, respectively; and
•Per share results to be in the range of a net loss of $(0.13) to $(0.03), respectively, with estimated weighted average shares of approximately 29.9 million.
The Company currently expects to have 247 total stores open at the end of the second quarter of fiscal 2024 compared to 246 at the end of last year's second quarter.
Conference Call Information
A conference call to discuss these financial results is scheduled for today, June 6, 2024, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (877) 300-8521 (domestic) or (412) 317-6026 (international). The conference call will also be available to interested parties through a live webcast at www.tillys.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software. A telephone replay of the call will be available until June 13, 2024, by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) and entering the conference identification number: 10188068.

About Tillys
Tillys is a leading, destination specialty retailer of casual apparel, footwear, accessories and hardgoods for young men, young women, boys and girls with an extensive selection of iconic global, emerging, and proprietary brands rooted in an active, outdoor and social lifestyle. Tillys is headquartered in Irvine, California and currently operates 246 total stores across 33 states, as well as its website, www.tillys.com.
Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our current operating expectations in light of historical results, the impacts of inflation and potential recession on us and our customers, including on our future financial condition or operating results, expectations regarding changes in the macro-economic environment, customer traffic, our supply chain, our ability to properly manage our inventory levels, and any other statements about our future cash position, financial flexibility, expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to the impact of inflation on consumer behavior and our business and operations, supply chain difficulties, and our ability to respond thereto, our ability to respond to changing customer preferences and trends, attract customer traffic at our stores and online, execute our growth and long-term strategies, expand into new markets, grow our e-commerce business, effectively manage our inventory and costs, effectively compete with other retailers, attract talented employees, or enhance awareness of our brand and brand image, general consumer spending patterns and levels, including changes in historical spending patterns, the markets generally, our ability to satisfy our financial obligations, including under our credit facility and our leases, and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available on the SEC’s website at www.sec.gov and on our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K.

Tilly’s, Inc.
Consolidated Balance Sheets
(In thousands, except par value)
(unaudited)

	May 4, 2024	February 3, 2024	April 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$19,880	$47,027	$43,686
Marketable securities	48,142	48,021	49,695
Receivables	7,135	5,947	12,973
Merchandise inventories	78,535	63,159	77,182
Prepaid expenses and other current assets	9,742	11,905	9,332
Total current assets	163,434	176,059	192,868
Operating lease assets	199,613	203,825	216,385
Property and equipment, net	45,442	48,063	49,438
Deferred tax assets, net	—	—	12,728
Other assets	1,522	1,598	1,765
TOTAL ASSETS	$410,011	$429,545	$473,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,013	$14,506	$24,730
Accrued expenses	12,712	13,063	14,253
Deferred revenue	14,127	14,957	14,792
Accrued compensation and benefits	8,457	9,902	9,056
Current portion of operating lease liabilities	52,662	48,672	49,567
Current portion of operating lease liabilities, related party	3,194	3,121	2,908
Other liabilities	253	336	446
Total current liabilities	113,418	104,557	115,752
Long-term liabilities:
Noncurrent portion of operating lease liabilities	151,875	160,531	169,791
Noncurrent portion of operating lease liabilities, related party	18,438	19,267	21,633
Other liabilities	278	321	487
Total long-term liabilities	170,591	180,119	191,911
Total liabilities	284,009	284,676	307,663
Stockholders’ equity:
Common stock (Class A)	23	23	23
Common stock (Class B)	7	7	7
Preferred stock	—	—	—
Additional paid-in capital	173,197	172,478	170,608
Accumulated deficit	(47,583)	(27,962)	(5,438)
Accumulated other comprehensive income	358	323	321
Total stockholders’ equity	126,002	144,869	165,521
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$410,011	$429,545	$473,184

Tilly’s, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
Net sales	$115,856	$123,637

Cost of goods sold (includes buying, distribution, and occupancy costs)	90,612	96,768
Rent expense, related party	931	931
Total cost of goods sold (includes buying, distribution, and occupancy costs)	91,543	97,699
Gross profit	24,313	25,938

Selling, general and administrative expenses	44,968	43,066
Rent expense, related party	133	133
Total selling, general and administrative expenses	45,101	43,199

Operating loss	(20,788)	(17,261)
Other income, net	1,154	1,064
Loss before income taxes	(19,634)	(16,197)
Income tax benefit	(13)	(4,229)
Net loss	$(19,621)	$(11,968)
Basic net loss per share of Class A and Class B common stock	$(0.65)	$(0.40)
Diluted net loss per share of Class A and Class B common stock	$(0.65)	$(0.40)
Weighted average basic shares outstanding	29,962	29,798
Weighted average diluted shares outstanding	29,962	29,798

Tilly’s, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
Cash flows from operating activities
Net loss	$(19,621)	$(11,968)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,095	3,214
Stock-based compensation expense	566	522
Impairment of assets	1,663	154
(Gain) loss on disposal of assets	(16)	16
Gain on maturities of marketable securities	(708)	(295)
Deferred income taxes	—	(4,231)
Changes in operating assets and liabilities:
Receivables	(822)	(3,683)
Merchandise inventories	(15,376)	(15,065)
Prepaid expenses and other assets	2,690	8,162
Accounts payable	7,480	8,765
Accrued expenses	14	441
Accrued compensation and benefits	(1,445)	873
Operating lease liabilities	(2,254)	(1,616)
Deferred revenue	(830)	(1,311)
Other liabilities	(126)	(173)
Net cash used in operating activities	(25,690)	(16,195)

Cash flows from investing activities
Purchases of marketable securities	(29,496)	(24,524)
Purchases of property and equipment	(2,137)	(4,255)
Proceeds from maturities of marketable securities	30,000	15,081
Proceeds from sale of property and equipment	23	—
Net cash used in investing activities	(1,610)	(13,698)

Cash flows from financing activities
Proceeds from exercise of stock options	153	53
Net cash provided by financing activities	153	53

Change in cash and cash equivalents	(27,147)	(29,840)
Cash and cash equivalents, beginning of period	47,027	73,526
Cash and cash equivalents, end of period	$19,880	$43,686

Tilly’s, Inc.
Supplemental Financial Information
Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands)
(unaudited)

Definitions of certain non-GAAP financial measures included in the tables below are as follows:

•We define "non-GAAP income tax benefit" as loss before income tax multiplied by an effective income tax rate of 26.3%.

	Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
Income tax benefit	$(13)	$(4,229)
Non-cash valuation allowance on deferred tax assets	(5,164)	—
Non-GAAP income tax benefit	$(5,177)	$(4,229)

•We define "non-GAAP net loss" as net loss less non-cash valuation allowance on deferred tax assets.
•We define "non-GAAP basic net loss per share" and "non-GAAP diluted net loss per share" as non-GAAP net loss divided by the weighted average shares outstanding on a basic and diluted basis, respectively.

	Thirteen Weeks Ended
	May 4, 2024	April 29, 2023
Net loss	$(19,621)	$(11,968)
Non-cash valuation allowance on deferred tax assets	(5,164)	—
Non-GAAP net loss	$(14,457)	$(11,968)

Basic net loss per share of Class A and Class B common stock	$(0.65)	$(0.40)
Diluted net loss per share of Class A and Class B common stock	$(0.65)	$(0.40)
Non-GAAP basic net loss per share of Class A and Class B common stock	$(0.48)	$(0.40)
Non-GAAP diluted net loss per share of Class A and Class B common stock	$(0.48)	$(0.40)
Weighted average basic shares outstanding used to compute GAAP and non-GAAP basic net loss per share	29,962	29,798
Weighted average diluted shares outstanding used to compute GAAP and non-GAAP diluted net loss per share	29,962	29,798

Tilly's, Inc.
Store Count and Square Footage

	Store Count at Beginning of Quarter	New Stores Opened During Quarter	Stores Permanently Closed During Quarter	Store Count at End of Quarter	Total Gross Square Footage End of Quarter (in thousands)
2023 Q1	249	1	2	248	1,809
2023 Q2	248	—	2	246	1,792
2023 Q3	246	3	—	249	1,810
2023 Q4	249	3	4	248	1,801
2024 Q1	248	2	4	246	1,784

Investor Relations Contact:
Michael Henry, Executive Vice President, Chief Financial Officer
(949) 609-5599, ext. 17000
irelations@tillys.com